UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SENSATA TECHNOLOGIES HOLDING N.V.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 12, 2011

Dear Shareholders:

You are cordially invited to attend a special meeting of shareholders of Sensata Technologies Holding N.V. (the “Company”), to be held on Tuesday, May 10, 2011, beginning at 10:00 a.m. at the offices of Loyens & Loeff N.V., Fred. Roeskestraat 100, 1076 ED Amsterdam, The Netherlands.

Information about the meeting and the various matters on which the shareholders will vote is included in the Notice of Meeting and Proxy Statement which follow. Also included is a proxy card and postage-paid return envelope. Please sign, date and mail the enclosed proxy card in the return envelope provided, as promptly as possible, whether or not you plan to attend the meeting.

Sincerely,

Thomas Wroe, Jr.
Chairman and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

April 12, 2011

TO THE SHAREHOLDERS OF SENSATA TECHNOLOGIES HOLDING N.V.:

Notice is hereby given that a special meeting of shareholders of Sensata Technologies Holding N.V. (the “Company”) will be held on Tuesday, May 10, 2011, beginning at 10:00 a.m., at the offices of Loyens & Loeff N.V., Fred. Roeskestraat 100, 1076 ED Amsterdam, The Netherlands, for the following purposes:

Open.

1.	To adopt our Dutch statutory annual accounts for the year ended December 31, 2010, to discuss the annual report of our management for the year ended December 31, 2010, to authorize the preparation of our 2010 Dutch statutory annual accounts and the annual report of our management for fiscal year 2010 in the English language and to discuss our reservation and dividend policy;

2.	To adopt our Dutch statutory annual accounts for the year ended December 31, 2009, to discuss the annual report of our management for the year ended December 31, 2009 and to authorize the preparation of our Dutch statutory annual accounts and the annual report of our management for fiscal year 2009 in the English language;

3.	To discharge members of our board of directors from certain liability for 2009 and 2010;

4.	To extend the authority of our board of directors for a period of 18 months from the date of the Special Meeting to repurchase as many shares in the capital of the Company as is permitted by law and the Company’s articles of association, on the open market, through privately negotiated transactions or in one or more self tender offers, at prices per share not less than the nominal value of a share and not higher than 110% of the market price at the time of the transaction;

5.	To extend the authority of our board of directors to issue ordinary shares and/or preferred shares and/or grant rights to acquire our shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares as of the date of the Special Meeting or any time thereafter, and to limit or exclude the preemptive rights of shareholders with respect to the issuance of shares and/or the grant of the right to acquire shares, for a period of five (5) years from the date of the Special Meeting;

6.	To amend our articles of association and to authorize the Chairman of our board of directors and each employee of Loyens & Loeff N.V. to execute the deed of amendment; and

7.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Close.

The Company’s board of directors recommends a vote FOR each of proposals (1), (2), (3), (4), (5) and (6) above.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on May 10, 2011: The Proxy Statement and the Company’s Dutch statutory annual accounts are available at www.sensata.com.

Copies of the agenda for the Special Meeting and related documents may be obtained free of charge at the Company’s offices in Almelo, The Netherlands and Attleboro, Massachusetts by shareholders and other persons entitled to attend the meeting and their representatives as of the date hereof until the close of the Special Meeting. Copies of these documents are also available on the Company’s website (www.sensata.com) or by contacting our Director, Investor Relations at Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Director, Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com.

Our board of directors has determined that all holders of the ordinary shares of the Company as of the close of business on Tuesday, April 12, 2011 according to American Stock Transfer & Trust Company or the

Company’s shareholders’ register in The Netherlands, or such shareholders’ proxies, are entitled to attend and vote at the Special Meeting and any adjournments thereof.

In accordance with our articles of association, if you wish to attend the Special Meeting you must notify our board of directors of your intention no later than May 9, 2011, by submitting your name and number of shares beneficially owned to: Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Director, Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com. If you own ordinary shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in our share register. If you own your ordinary shares through a broker and you wish to attend the Special Meeting, you must provide the Company with appropriate evidence of ownership of and authority to vote the shares no later than May 9, 2011. Such evidence may include a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Access to the Special Meeting is permitted only after verification of personal identification.

If you do not plan to attend the Special Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

* * * *

By Order of the Board of Directors,

Thomas Wroe, Jr.
Chairman and Chief Executive Officer

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS	1

PROPOSAL 1—ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS FOR 2010	4

PROPOSAL 2—ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS FOR 2009	5

PROPOSAL 3—DISCHARGE OF MEMBERS OF OUR BOARD OF DIRECTORS FROM CERTAIN LIABILITIES	6

PROPOSAL 4—EXTENSION OF AUTHORITY OF OUR BOARD OF DIRECTORS TO REPURCHASE AS MANY SHARES IN THE CAPITAL OF THE COMPANY AS IS PERMITTED BY LAW AND THE COMPANY'S ARTICLES OF ASSOCIATION FOR 18 MONTHS	7

PROPOSAL 5—EXTENSION OF AUTHORITY OF OUR BOARD OF DIRECTORS TO ISSUE ORDINARY SHARES AND/OR PREFERRED SHARES AND/OR GRANT RIGHTS TO ACQUIRE OUR SHARES, AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS FOR A PERIOD OF 5 YEARS	8

PROPOSAL 6—AMENDMENTS TO OUR ARTICLES OF ASSOCIATION	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10

PROPOSALS FOR THE 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS	12

SOLICITATION OF PROXIES	13

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY	13

OTHER MATTERS	13

Sensata Technologies Holding N.V.

Kolthofsingel 8, 7602 EM Almelo

The Netherlands 31-546-879-555

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

To Be Held On May 10, 2011

We are sending you our proxy materials in connection with the solicitation of the enclosed proxy by the board of directors of Sensata Technologies Holding N.V. (the “Company”) for use at the Special Meeting of Shareholders, and at any adjournments thereof.

The meeting of shareholders to which this Proxy Statement relates constitutes the annual meeting of shareholders under the laws, rules and regulations of The Netherlands. The meeting of shareholders held on March 9, 2011 constituted the annual meeting of shareholders for purposes of the laws, rules and regulations of the United States and the New York Stock Exchange. In future years, the Company anticipates holding a single annual meeting of shareholders that will satisfy United States, New York Stock Exchange and Dutch legal requirements. As used herein, the term “Special Meeting” means the meeting of shareholders to be held on May 10, 2011.

Attending the Special Meeting

The Special Meeting will be held on May 10, 2011, at 10:00 a.m., at the offices of Loyens & Loeff N.V., Fred. Roeskestraat 100, 1076 ED Amsterdam, The Netherlands, to consider the matters set forth in the Notice of Special Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about April 12, 2011.

In accordance with our articles of association, shareholders must inform the Company in writing of their intention to attend the Special Meeting. Such notice should be sent to: Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Director, Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com. If you own your ordinary shares through a broker, you must also provide the Company with appropriate evidence of ownership of and authority to vote the shares no later than May 9, 2011. Such evidence may include a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Access to the Special Meeting is permitted only after verification of personal identification.

Shareholders Entitled to Vote

Only shareholders of record of the ordinary shares, €0.01 nominal value per share, of the Company (the “ordinary shares”) at the close of business on April 12, 2011 according to American Stock Transfer & Trust Company, LLC, our registrar and transfer agent, or the Company’s shareholders’ register in The Netherlands, or such shareholders’ proxies, will be entitled to attend and vote at the Special Meeting. Each ordinary share entitles the holder thereof to one vote on each matter that is voted on at the Special Meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the Special Meeting is                     .

Street Name Holders and Record Holders

If you own ordinary shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in our share register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us how many of their clients own ordinary shares in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials, including a voting instruction card, from your broker, you should vote your shares by following the procedures specified on the voting instruction card. Shortly before the Special Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Special Meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the Special Meeting.

If you are the registered holder of ordinary shares, you are the record holder of those shares, and you should vote your shares as described below under “How Record Holders Vote.”

How Record Holders Vote

You can vote at the Special Meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the Special Meeting. You can always attend the Special Meeting and revoke your proxy by voting in person.

There are two ways to vote by proxy:

•	By Internet—You can vote by Internet by going to the website www.voteproxy.com and following the instructions on our proxy card; or

•	By mail—You can vote by mail by completing, signing, dating and mailing our enclosed proxy card.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on (i) the adoption of our Dutch statutory annual accounts for fiscal year 2010 and the authorization of the preparation of our Dutch statutory annual accounts and annual report for fiscal year 2010 in the English language, (ii) the adoption of our Dutch statutory annual accounts for fiscal year 2009 and the authorization of the preparation of our Dutch statutory annual accounts and annual report for fiscal year 2009 in the English language, (iii) the discharge of the members of our board of directors from certain liability for 2009 and 2010, (iv) the extension of the authority of our board of directors for a period of 18 months from the date of the Special Meeting to repurchase as many shares in the capital of the Company as is permitted by law and the Company’s articles of association, (v) the extension of the authority of our board of directors to issue ordinary shares and/or preferred shares and/or grant rights to acquire our shares for a period of five (5) years from the date of the Special Meeting, and (vi) the amendments to our articles of association and the authorization of the Chairman of our board of directors and each employee of Loyens & Loeff N.V. to execute the deed of amendment.

If you vote by proxy without indicating your instructions, your shares will be voted FOR:

•

the adoption of our Dutch statutory annual accounts for fiscal year 2010 and the authorization of the preparation of our Dutch statutory annual accounts and annual report for fiscal year 2010 in the English language;

•

the adoption of our Dutch statutory annual accounts for fiscal year 2009 and the authorization of the preparation of our Dutch statutory annual accounts and annual report for fiscal year 2009 in the English language;

•	the discharge of the members of our board of directors from certain liability for 2009 and 2010;

•

the extension of the authority of our board of directors for a period of 18 months from the date of the Special Meeting to repurchase as many shares in the capital of the Company as is permitted by law and the Company’s articles of association;

•

the extension of the authority of our board of directors to issue ordinary shares and/or preferred shares and/or grant rights to acquire our shares for a period of five (5) years from the date of the Special Meeting; and

•	the amendments to our articles of association and the authorization of the Chairman of our board of directors and each employee of Loyens & Loeff N.V. to execute the deed of amendment.

Revocation of Proxies

A shareholder may revoke a proxy at any time prior to its exercise (i) by giving to the Company’s Director, Investor Relations a written notice of revocation of the proxy’s authority, (ii) by submitting a duly elected proxy bearing a later date or (iii) by attending the Special Meeting and voting in person. Your attendance at the meeting alone will not revoke your proxy.

Quorum and Votes Necessary for Action to be Taken

The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting and entitled to vote on the proposal is required to approve each of the proposals set forth in this proxy statement.

Although there is no quorum requirement under our articles of association or Dutch law, ordinary shares abstaining from voting will count as shares present at the Special Meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the Special Meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the Special Meeting. Shares will not be voted in favor of a proposal if either (1) the shareholder abstains from voting on a particular matter or (2) the shares are broker non-votes.

Other Matters

As of the date of this Proxy Statement, our board of directors does not know of any business that will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Special Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

PROPOSAL 1—ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS FOR 2010

At the Special Meeting, our shareholders will be asked to adopt our Dutch statutory annual accounts for the year ended December 31, 2010 (the “2010 Annual Accounts”) and to authorize the preparation of our 2010 Annual Accounts and annual report of our management (the “2010 Management Report”) in the English language, as required under Dutch law and our articles of association. We will also report on the business and the results of operations for the year ended December 31, 2010 based on the 2010 Annual Accounts.

Our 2010 Annual Accounts are audited and prepared in accordance with International Financial Reporting Standards. The 2010 Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”). The 2010 Management Report required by Dutch law, similar to the Management’s Discussion and Analysis of Results of Operations and Financial Condition included in the 2010 Annual Report to Shareholders, also contains information included in our Annual Report on Form 10-K and other information required by Dutch law. A copy of the 2010 Annual Accounts can be accessed through our website, www.sensata.com, and may be obtained free of charge by request to Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Director, Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com. Approval of this proposal will constitute approval of the matters set forth in the 2010 Annual Accounts and the 2010 Management Report.

Under Dutch law, we are required to provide shareholders with an opportunity to discuss our dividend policy and any major changes in that policy. Shareholders will not be entitled to adopt a binding resolution determining our future dividend policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF OUR 2010

ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF OUR 2010

ANNUAL ACCOUNTS AND 2010 MANAGEMENT REPORT IN THE ENGLISH LANGUAGE.

PROPOSAL 2—ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS FOR 2009

At the Special Meeting, our shareholders will be asked to adopt our Dutch statutory annual accounts for the year ended December 31, 2009 (the “2009 Annual Accounts”) and to authorize the preparation of our 2009 Annual Accounts and annual report of our management (the “2009 Management Report”) in the English language, as required under Dutch law and our articles of association.

Our 2009 Annual Accounts are unaudited and prepared in accordance with Dutch generally accepted accounting principles (“Dutch GAAP”) and Dutch law. The 2009 Annual Accounts contain certain disclosures not required under US GAAP. Dutch GAAP generally requires us to amortize goodwill and indefinite lived intangible assets, which is not required under US GAAP. A copy of the 2009 Annual Accounts can be accessed through our website, www.sensata.com, and may be obtained free of charge by request to Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Director, Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com. Approval of this proposal will constitute approval of the matters set forth in the 2009 Annual Accounts and the 2009 Management Report.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF OUR 2009

ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF OUR 2009 ANNUAL ACCOUNTS AND 2009 MANAGEMENT REPORT IN THE ENGLISH LANGUAGE.

PROPOSAL 3—DISCHARGE OF MEMBERS OF OUR BOARD OF DIRECTORS FROM CERTAIN LIABILITIES

At the Special Meeting, as permitted under Dutch law and customary for Dutch companies, we are asking our shareholders to discharge the members of our board of directors from liability with respect to the exercise of their management and supervisory duties during our fiscal years ended December 31, 2009 and 2010. If our shareholders approve this discharge of liability, then our board members will not be liable to the Company for actions that they took on behalf of the Company in the exercise of their duties during fiscal years 2009 and 2010. However, the discharge does not apply to matters that are not disclosed to our shareholders, and it does not affect the liability, if any, of our board of directors to our shareholders. The discharge is also subject to the provisions of Dutch law relating to liability upon bankruptcy.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DISCHARGE OF THE

MEMBERS OF OUR BOARD OF DIRECTORS FROM LIABILITY FOR 2009 AND 2010.

PROPOSAL 4—EXTENSION OF AUTHORITY OF OUR BOARD OF DIRECTORS TO REPURCHASE AS MANY SHARES IN THE CAPITAL OF THE COMPANY AS IS PERMITTED BY LAW AND THE COMPANY’S ARTICLES OF ASSOCIATION FOR 18 MONTHS

Under Dutch law and our articles of association, our board of directors may, subject to certain Dutch statutory provisions, be authorized to repurchase issued ordinary shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders. Adoption of this proposal will allow us to have the flexibility to repurchase our ordinary shares without the expense of calling special shareholder meetings. Such authorization may not continue for more than 18 months, but may be given on a rolling basis. At a general meeting of shareholders held on February 26, 2010, our shareholders authorized our board of directors for a period of 18 months to repurchase as many shares in the capital of the Company as is permitted by law and our articles of association, through privately negotiated transactions, or by means of self-tender offer or offers, at prices ranging up to 110% of the market price of the ordinary shares on the New York Stock Exchange (the market price being the average of the closing price on each of the 30 consecutive days of trading preceding the three trading days prior to the date of repurchase). During the fiscal year ended December 31, 2010, we did not repurchase any ordinary shares under this authority.

Our board of directors believes that we would benefit by extending the authority of the board to repurchase our ordinary shares. For example, to the extent our board of directors believes that our ordinary shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us. Such ordinary shares could be used for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by our board of directors in light of prevailing market conditions, our available resources and other factors that cannot now be predicted.

In order to provide us with sufficient flexibility, our board of directors proposes that our shareholders grant authority for the repurchase of as many shares in the capital of the Company as is permitted by law and the Company’s articles of association, on the open market, through privately negotiated repurchases or in self-tender offers, at prices per share not less than the nominal value of a share and not higher than 110% of the market price at the time of the transaction. Such authority would extend for 18 months from the date of the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE EXTENSION OF AUTHORITY OF THE BOARD OF DIRECTORS TO REPURCHASE AS MANY SHARES IN THE CAPITAL OF THE COMPANY AS IS PERMITTED BY LAW AND THE COMPANY’S ARTICLES OF ASSOCIATION FOR 18 MONTHS.

PROPOSAL 5—EXTENSION OF AUTHORITY OF OUR BOARD OF DIRECTORS TO ISSUE ORDINARY SHARES AND/OR PREFERRED SHARES AND/OR GRANT RIGHTS TO ACQUIRE OUR SHARES, AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS FOR A PERIOD OF 5 YEARS

At the Special Meeting, our shareholders will be asked to resolve on a further extension of the designation of our board of directors to issue ordinary shares and/or preferred shares and/or grant rights to acquire shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares as of the date of the Special Meeting or any time in the future, and to limit or exclude preemptive rights in respect of the issuance of shares or the grant of the right to acquire shares, for a five-year period from the date of the Special Meeting. Under Dutch law and our articles of association, shareholders have a pro rata preemptive right to subscribe for any shares issued for cash unless such right is limited or excluded. Shareholders have no preemptive right with respect to any shares issued for consideration other than cash or pursuant to certain employee share plans. Shareholders also have a pro rata preemptive right to participate in any grant of the right to acquire shares for cash, other than certain grants under employee share plans.

At a general meeting of our shareholders held on February 26, 2010, our shareholders approved a proposal similar to the one set forth herein. That five-year period will expire on February 26, 2015.

If this proposal is approved by shareholders, our board of directors will have the authority to issue ordinary shares and/or preferred shares at such price (but not less than nominal value), and upon such terms and conditions, as our board of directors in its discretion deems appropriate, based on the board’s determination of what is in the best interests of the Company at the time such shares are issued or the right to acquire such shares is granted. Our board of directors will also, if this proposal is approved by shareholders, have the authority to exclude pre-emptive rights with respect to any issuance of ordinary shares and/or preferred shares or grant of the right to acquire shares, in the event that the board in its discretion believes that exclusion of pre-emptive rights with respect to any issuance of ordinary shares and/or preferred shares, or grant of the right to acquire shares, is in the best interests of the Company.

The authority of the board of directors to issue shares would be subject to compliance with the applicable rules of the New York Stock Exchange.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE EXTENSION OF AUTHORITY OF THE BOARD OF DIRECTORS TO ISSUE ORDINARY SHARES AND/OR PREFERRED SHARES AND/OR GRANT RIGHTS TO ACQUIRE OUR SHARES, AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS FOR A PERIOD OF 5 YEARS.

PROPOSAL 6—AMENDMENTS TO OUR ARTICLES OF ASSOCIATION

At the Special Meeting, our shareholders will be asked to resolve to amend our articles of association and to authorize the Chairman of our board of directors and each employee of Loyens & Loeff N.V. to execute the amendment in front of R. van Bork, civil law notary in Amsterdam, the Netherland or his deputy.

Our board of directors, in its continuing review of corporate governance matters and after careful consideration, has concluded that it is advisable and in the best interests of the Company and its shareholders to make the following amendments to our articles of association:

•

Amend Article 16.6 to specify that nominees to our board will be appointed by our shareholders from a binding nomination of at least one person for each vacancy, or such higher number as is required by law, submitted by our board to our shareholders. Our articles of association currently provide that our board of directors must nominate at least two persons for each vacancy. Our board of directors has proposed this change in order to align this provision of our articles of association with proposed changes to Duthc law relating to drawing up binding nominations for members of a board of directors. The change to Dutch law is expected to take effect on July 1, 2011. This change will also further align our nomination process with that of U.S public companies. As amended, Article 16.6 will read as follows:

The Executive Directors and Non-Executive Directors shall be appointed by the General Meeting from a binding nomination of at least one person, or such higher number of persons as required by law for the nomination to have binding effect, for each vacancy, to be drawn up by the Board.

•

Remove Article 16.8, which provides that members of our board of directors will resign periodically in accordance with a rotation plan drawn up by our board. Our board of directors has proposed this change in order to align our articles of association with current corporate practices in the Netherlands and the U.S. Article 16.8 currently reads as follows:

The Executive Directors and Non-Executive Directors shall resign periodically in accordance with a rotation plan to be drawn up by the Board. An alteration to the rotation plan cannot imply that an incumbent member of the Board shall resign against his will before the period for which he was appointed has expired.

•

Amend Article 20.4, which provides that in the event of a conflict of interest between the Company and a member of our board of directors, our shareholders have the right to appoint another person to represent the Company in the matter to which the conflict relates. In accordance with a proposed change to Dutch law, our board of directors has proposed amending this provision to clarify that our shareholders will have the right to appoint another person to represent the Company only if Section 2:146 of the Dutch Civil Code grants such authority. The change to Dutch law is expected to take effect on July 1, 2011. As amended, Article 20.4 will read as follows:

In the event of a conflict of interest between the Company and a member of the Board, the provisions of Article 20.1 hereof shall continue to apply unimpaired, provided that as long as Section 2:146 of the Dutch Civil Code grants this authority, the Shareholders’ Body shall be authorized to appoint one or more other persons to represent the Company in the case at hand or in general in the event of such a conflict.

As a result of the changes set forth above, it is also proposed that Article 16.9 through Article 16.14 and all references to those Articles in our articles of association shall be renumbered as Article 16.8 through Article 16.13, respectively.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENTS TO OUR ARTICLES OF ASSOCIATION AND THE AUTHORIZATION OF THE CHAIRMAN OF THE BOARD OF DIRECTORS AND EACH EMPLOYEE OF LOYENS & LOEFF N.V. TO EXECUTE THE AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise noted, the following table sets forth, as of March 15, 2011, certain information regarding the ownership of the Company’s ordinary shares by (1) each person known to us to beneficially own 5% or more of our ordinary shares; (2) each of our named executive officers and directors; and (3) all of our named executive officers and directors as a group.

The percentage of shares beneficially owned is based upon 174,756,305 ordinary shares outstanding as of March 15, 2011, which includes 359,558 legally issued shares that are subject to forfeiture until such shares have vested and are not considered outstanding for accounting purposes.

Beneficial ownership has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include ordinary shares issuable pursuant to the exercise of stock options that are immediately exercisable or exercisable on or before May 14, 2011, which is 60 days after March 15, 2011. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other persons. Certain of our named executive officers own shares of our principal shareholder, Sensata Investment Company S.C.A (“Sensata Investment Co.”). We have not included in the following table the number of our ordinary shares that such named executive officers may be deemed to indirectly own as a result of owning such shares of Sensata Investment Co. because none of these named executive officers exercise voting or investment power with respect to these shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The address for Sensata Investment Co. is Socíeté en Commandite par Actions 9A Parc d’, Activité, Syrdall, L-5365 Munsbach, Luxembourg. The address for Marsico Capital Management, L.L.C. is 1200 17th Street, Suite 1600, Denver, Colorado 80202.

Name	Ordinary Shares Beneficially Owned	Percentage of Outstanding Shares
Sensata Investment Company S.C.A.(1)(2)(3)	89,626,932	51.3%
Marsico Capital Management, L.L.C.(4)	11,247,895	6.4%
Directors and Named Executive Officers:
Thomas Wroe(5)	1,385,111	0.8%
Jeffrey Cote(6)	826,740	0.5%
Martha Sullivan(7)	1,084,659	0.6%
Martin Carter	—	—
Steve Major(8)	422,965	0.2%
Ed Conard(9)	17,200	*
Paul Edgerley(10)(11)	89,644,132	51.3%
Michael Jacobson(12)	44,200	*
John Lewis(3)(9)	17,200	*
Seth Meisel(9)(10)	17,200	*
Charles Peffer(11)	19,200	*
Kirk Pond	—	—
Michael Ward(10)(11)	89,644,132	51.3%
Stephen Zide(10)(11)	89,644,132	51.3%
All directors and executive officers as a group (14 persons)	93,520,007	53.5%

*	Less than 1%

(1)	Sensata Investment Co., an entity organized in Luxembourg, is controlled by its manager, Sensata Management Company S.A. In such capacity, Sensata Management Company S.A., through its board of directors acting by a majority, exercises voting and dispositive power with respect to the ordinary shares of the Company owned by Sensata Investment Co. The board of directors of Sensata Management Company S.A. is currently comprised of Ms. Ailbhe Jennings and Messrs. Walid Sarkis and Michael Goss. Messrs. Sarkis and Goss are each a Managing Director of Bain Capital, LLC (“Bain Capital”). All of the outstanding capital stock of Sensata Management Company S.A. is owned by Bain Capital Fund VIII, L.P. and Bain Capital Fund VIII-E, L.P. and, in that capacity, these funds have the power to appoint the directors of Sensata Management Company S.A. Because of the relationships described in (2) below, Bain Capital Investors, LLC (“BCI”) may be deemed to control these Bain Capital funds and thus may be deemed to share voting and dispositive power with respect to the shares held by Sensata Investment Co. BCI expressly disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. BCI is controlled by an Investment Committee comprised of the following Managing Directors of Bain Capital: Andrew Balson, Steven Barnes, Joshua Bekenstein, John Connaughton, Todd Cook, Paul Edgerley, Christopher Gordon, Blair Hendrix, Jordan Hitch, Matthew Levin, Ian Loring, Philip Loughlin, Mark Nunnelly, Stephen Pagliuca, Ian Reynolds, Mark Verdi, Michael Ward and Stephen Zide.
(2)	Bain Capital Fund VIII, L.P. (“Fund VIII”), Bain Capital VIII Coinvestment Fund, L.P. (“Coinvestment VIII”), Bain Capital Fund VIII-E, L.P. (“Fund VIII-E”), Bain Capital Fund IX, L.P. (“Fund IX”), Bain Capital IX Coinvestment Fund, L.P. (“Coinvestment IX”), BCIP Associates III (“BCIP III”), BCIP Trust Associates III (“BCIP Trust III”), BCIP Associates III-B (“BCIP III-B”), BCIP Trust Associates III-B (“BCIP Trust III-B”) and BCIP Associates-G (“BCIP-G”) together hold approximately 80.6% of the equity interests of Sensata Investment Co. BCI is the Managing General Partner of BCIP III, BCIP Trust III, BCIP III-B, BCIP Trust III-B and BCIP-G. BCI is also the General Partner of Bain Capital Partners IX, L.P., which is the General Partner of Fund IX and Coinvestment IX, Bain Capital Partners VIII, L.P., which is the General Partner of Fund VIII and Coinvestment VIII, and Bain Capital Partners VIII-E, which is the General Partner of Fund VIII-E. As a result, the Investment Committee of BCI may be deemed to exercise voting and dispositive power with respect to the shares held by Sensata Investment Co.
(3)	Asia Opportunity Fund II, L.P. (“Asia Fund II”) and AOF II Employee Co-invest Fund, L.P. (“AOF II”) hold 10.0% and 0.1%, respectively, of the equity interests of Sensata Investment Co. Unitas Capital Equity Partners II, L.P. is the general partner of Asia Fund II and AOF II. Unitas Capital Ltd. is the fund manager to Asia Fund II and AOF II. Mr. Lewis is a Partner of Unitas Capital, and he disclaims the beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares.
(4)	Reflects beneficial ownership as of December 31, 2010 based solely on a Schedule 13G filed with the Securities and Exchange Commission by Marsico Capital Management, L.L.C. (“Marsico”). According to the Schedule 13G, Marsico has sole voting power over 8,828,234 ordinary shares and sole dispositive power over 11,247,895 ordinary shares.
(5)	Includes 1,249,293 options exercisable for ordinary shares, of which 256,409 are held in a family trust established for the benefit of Mr. Wroe’s children. Does not include 58,381 ordinary shares indirectly owned based on such trust’s direct ownership of 90,816 ordinary shares, or 0.07%, of Sensata Investment Co.
(6)	Includes 752,420 options exercisable for ordinary shares.
(7)	Includes 1,025,219 options exercisable for ordinary shares. Does not include 20,931 ordinary shares indirectly owned based on such person’s direct ownership of 32,560 ordinary shares, or 0.02%, of Sensata Investment Co.
(8)	Represents options exercisable for ordinary shares. Does not include 1,810 ordinary shares indirectly owned based on such person’s direct ownership of 2,816 ordinary shares, or 0.002%, of Sensata Investment Co.
(9)	Represents options exercisable for ordinary shares.
(10)	Messrs. Edgerley, Ward and Zide are each a Managing Director and Member of the Investment Committee of BCI and therefore may be deemed to share voting and dispositive power with respect to all shares of the Company that may be deemed to be beneficially owned by the Bain Capital funds as described in Note 1 above. Each of these persons disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Meisel is a General Partner of BCIP III and BCIP Trust III and, as a result, has a pecuniary interest in the shares held by the entities. Mr. Meisel does not have any voting and dispositive power with respect to shares beneficially owned by these entities.
(11)	Includes 17,200 options exercisable for ordinary shares.
(12)	Includes 17,200 options exercisable for ordinary shares. Does not include 4,000 ordinary shares owned by Mr. Jacobson’s mother or 7,000 ordinary shares owned by Mr. Jacobson’s spouse.

PROPOSALS FOR THE 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Because we are a Dutch public limited company whose shares are traded on the New York Stock Exchange, both U.S. and Dutch rules and timeframes apply if you wish to submit a candidate for our board of directors to be considered for election at the 2012 Annual General Meeting of Shareholders or if you wish to submit another kind of proposal for consideration by shareholders at the 2012 Annual General Meeting of Shareholders.

Under our articles of association, if you are interested in submitting a proposal to be presented at the 2012 Annual General Meeting of Shareholders, you must fulfill the requirements set forth in our articles of association, including satisfying both of the following criteria:

•	we must receive your proposal at our office as set forth below no later than 60 days before the annual general meeting; and

•	the number of ordinary shares you hold must equal at least the lesser of 1% of our issued share capital or the equivalent of €50 million in aggregate market value.

For your proposal to be eligible to be presented at the 2012 Annual General Meeting of Shareholders, we must receive your proposal no later than March 9, 2012 at our office in Almelo, The Netherlands as set forth below:

Sensata Technologies Holding N.V.

c/o Sensata Technologies, Inc.

Attention: Director, Investor Relations

529 Pleasant Street

Attleboro, Massachusetts 02703

Pursuant to U.S. federal securities laws, any proposal by a shareholder to be presented at the 2012 Annual General Meeting of Shareholders and to be included in the Company’s proxy statement, including the nomination of one or more directors, must be received by the Company no later than the close of business on January 15, 2012 and must otherwise comply with the Securities and Exchange Commission’s rules, to be considered for inclusion in our proxy materials relating to our 2012 Annual General Meeting of Shareholders. Proposals should be sent to the Director, Investor Relations at the address set forth above.

Proposals must include, as to each matter, (i) a brief description (which includes all material aspects thereof) of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (ii) your name and address, as they appear on the share records of the Company, (iii) the number of ordinary shares of the Company that are owned beneficially and of record by you, your affiliates, all groups of which you are a member and all persons with whom you are acting in concert (in each case, identifying them) and (iv) any material direct or indirect interest of you and your affiliates, groups or persons in such business.

Notice of a nomination to our board of directors must include:

•

as to each individual whom such shareholder proposes to nominate for election as a director, (a) the name, date of birth, business address and residential address of such individual, (b) the principal occupation or employment of such individual for at least the five years preceding the date of such notice, (c) the number of ordinary shares of the Company that are owned beneficially and of record by such individual, his affiliates, all persons with whom he is acting in concert and all groups of which he is a member (in each case, identifying them) and (d) all information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; and

•	as to the shareholder giving such notice, (A) the name and address of such shareholder, as they appear on the share records of the Company, (B) the number of ordinary shares of the Company that are owned beneficially and of record by such shareholder, his affiliates, all persons acting in concert with him and all groups of which he is a member (in each case, identifying them) and (C) any professional, commercial, business or familial relationship of such shareholder, affiliates, persons or groups (in each case, identifying them) to such nominees, his affiliates, any person acting in concert with him or any group of which he is a member (in each case, identifying them).

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

You may contact our Director, Investor Relations at Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Director, Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com for a copy of the relevant provisions of the Company’s articles of association regarding the requirements for making shareholder proposals and nominating director candidates.

SOLICITATION OF PROXIES

The Company is paying the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s shareholders.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any of the reports or other materials that the Company files with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains the reports and other materials we file electronically with the SEC. The address of that website is http://www.sec.gov. You may also obtain copies of this information by mail from the Public Reference Room at the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Thomas Wroe, Jr.
Chairman and Chief Executive Officer

April 12, 2011

A copy of the our Dutch statutory annual accounts and management reports for the fiscal years ended December 31, 2010 and 2009 are available without charge upon written request to: Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Director, Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703.

SENSATA TECHNOLOGIES HOLDING N.V.

PROXY

Special Meeting of Shareholders

May 10, 2011

(Solicited on Behalf of the Board of Directors)

The undersigned shareholder of Sensata Technologies Holding N.V. hereby constitutes and appoints each of Marc Roskam and Markus Hoeffken as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Special Meeting of Shareholders of Sensata Technologies Holding N.V. (the “Company”) to be held at the offices of Loyens & Loeff N.V., Fred. Roeskestraat 100, 1076 ED Amsterdam, The Netherlands, on Tuesday, May 10, 2011 at 10:00 a.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED

HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL

BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS.

1.	Proposal to adopt our Dutch statutory annual accounts for fiscal year 2010 and to authorize the preparation of our Dutch statutory annual accounts and annual report for fiscal year 2010 in the English language.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to adopt our Dutch statutory annual accounts for fiscal year 2009 and to authorize the preparation of our Dutch statutory annual accounts and annual report for fiscal year 2009 in the English language.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to discharge the members of our board of directors from certain liability for 2009 and 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal to extend the authority of our board of directors for a period of 18 months from the date of the Special Meeting to repurchase as many shares in the capital of the Company as is permitted by law and the Company’s articles of association.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Proposal to extend the authority of our board of directors for a period of 5 years from the date of the Special Meeting to issue ordinary shares and/or preferred shares and/or grant rights to acquire our shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	Proposal to amend our articles of association and authorize the Chairman of our board of directors and each employee of Loyens & Loeff N.V. to execute the deed of amendment.

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	In his discretion, upon such other matters as may properly come before the meeting.

Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Receipt is acknowledged of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying such Notice.

, 2011
Date	Shareholder(s) signature(s)

, 2011
Date	Shareholder(s) signature(s)

Note: If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.